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                                                                   Exhibit 10.30

                           NON-COMPETITION AGREEMENT

     NON-COMPETITION AGREEMENT (this "Agreement"), dated as of July 29, 1999, by and between Samuel Levin, an individual (the "Executive"), and Scot Incorporated, a Delaware corporation (the "Company").

                                    RECITALS

     WHEREAS, the parties hereto recognize and agree that the non-competition covenants in this Agreement are necessary, among other things, to protect the value of the business engaged in by the Company and Special Devices, Incorporated, a Delaware corporation and the sole stockholder of the Company ("SDI").

     NOW, THEREFORE, in consideration of the foregoing recital, the terms and provisions herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. COVENANT NOT TO COMPETE.

     (a) In consideration of, among other things, the payments set forth in
Section 2 of this Agreement, for the period commencing on the date hereof and extending until November 30, 2001, the Executive will not, voluntarily or involuntarily, for any reason whatsoever, directly or indirectly, individually or on behalf of persons not now parties to this Agreement, or as a partner, stockholder, director, officer, principal, agent, or in any other capacity or relationship, for his own account or for the benefit of any other person, firm, corporation, partnership, association or other entity:

          (i) compete in the Business (as defined below) with the Company or SDI or any of their successors or assigns, within the United States of America or the European Community (the "Territory");

          (ii) engage in the business of owning or managing any company that engages in the Business or any other operation that sells products that compete with the products produced by the Business within the Territory; PROVIDED, HOWEVER, that the ownership of less than 2% of the outstanding shares of any class of capital stock of a publicly-held corporation shall not be deemed to be a violation of this Section 1(a);

          (iii) solicit for employment or hire any of the officers or directors or other persons currently employed by the Company or SDI or those persons that are in the future employed by the Company or SDI or any of their successors or assigns.

     (b) For the purposes of this Section 1, the term "Business" shall mean each type of business conducted by the Company or SDI as of the date hereof.

     (c) During the term of this Agreement, the Executive will not, directly or indirectly, approach or seek Business from any Customer (as defined below), refer Business from any Customer to any enterprise or business or be paid commissions based on Business-

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related sales received from any Customer by any enterprise or business. For purposes of this Section 1, the term "Customer" means any person, firm, corporation, partnership, association or other entity to which the Company or SDI or any of their successors or assigns, provided goods or services during the 36-month period prior to the time at which any determination shall be made that any such person, firm, corporation, partnership, association or other entity is a Customer.

     (d) The Executive acknowledges that the restrictions imposed by this Agreement are fully understood by him and are fair and reasonable.

     (e) The Executive expressly agrees that the character, duration and geographical scope of the provisions set forth in this Agreement are reasonable in light of the circumstances as they exist on the date hereof. Should a decision, however, be made at a later date by a court of competent jurisdiction that the character, duration or geographical scope of such provisions is unreasonable, then it is the intention and the agreement of the parties hereto that this Agreement shall be construed by the court in such a manner as to impose only those restrictions on the Executive's conduct that are reasonable in light of the circumstances and as are necessary to assure the Company and SDI the benefits of this Agreement. If, in any judicial proceeding, a court shall refuse to enforce all of the separate covenants deemed included herein because taken together they are more extensive than necessary to assure to the Company or SDI the intended benefits of this Agreement, it is expressly understood and agreed by the parties hereto that the provisions of this Agreement that, if eliminated, would permit the remaining separate provisions to be enforced in such proceeding, shall be deemed eliminated, for the purposes of such proceeding, from this Agreement.

     (f) Notwithstanding the restrictions set forth in this Section 1, Executive may from time to time perform consulting services for various entities owned or controlled by J.F. Lehman Equity Investors I, L.P. on terms mutually agreeable to both parties.

     2. CONSIDERATION.

     (a) In consideration of the Executive's promises in Section 1 hereof, the Company shall pay an aggregate of $890,000 to the Executive, of which $570,000 will be payable on November 30, 1999, $185,000 will be payable on November 30, 2000 and $135,000 will be payable on November 30, 2001 (each such installment to be paid without accrual of interest).

     (b) Whenever any payments are to be made to the Executive under this Agreement the Company, in its discretion, may require the Executive to remit to the Company, or may withhold from such payment, all or any part of the amount determined in the Company's discretion to be sufficient to satisfy federal, state and local withholding tax obligations which the Company or its counsel determine may arise from any payment to the Executive pursuant to this Agreement.

     3. SPECIFIC PERFORMANCE.

     The Company, SDI and the Executive recognize that the covenants to be performed under this Agreement by the Executive are special, unique and of extraordinary

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character, and that in the event of the breach by the Executive of the terms and conditions of this Agreement, the Company or SDI will be entitled to institute and prosecute proceedings in any court of competent jurisdiction, either at law or in equity, to obtain damages for any breach of this Agreement, to enforce the specific performance thereof by the Executive or to enjoin the Executive from breaching the provisions of Section 1 or any other provision of this Agreement. Nothing contained in this Section 3 shall be construed to prevent the Company or SDI from seeking such other remedy in the courts, in case of any breach of this Agreement by the Executive, as the Company or SDI may elect.

     4. ASSIGNABILITY.

     The rights and obligations of the Company and SDI under this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company and SDI. The Executive's rights and obligations hereunder may not be assigned or alienated and any attempt to do so by the Executive will be void.

     5. NOTICES.

     Any notices provided hereunder must be in writing and shall be deemed effective upon the earlier of personal delivery (including personal delivery by telecopy or telex) or the third day after mailing by first class mail to the recipient at the address indicated below:

                To the Company:

                Scot, Incorporated
                2525 Curtiss Street
                Downers Grove, Illinois 60515
                Attention:  Chief Financial Officer
                Facsimile:  (708) 969-4719

                With copies to:

                Special Devices, Incorporated
                14370 White Sage Road
                Moorpark, CA  93021
                Attention:  Chief Financial Officer
                Facsimile:  (805) 553-1200

                Gibson, Dunn & Crutcher LLP
                333 South Grand Avenue
                Los Angeles, California 90071
                Attention:  Kenneth M. Doran
                Facsimile:  (213) 229-7537

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                To Executive:

                Mr. Samuel Levin
                2539 Osage Dr.
                Glenview, Illinois 60025

                With a copy to:

                Kelly Olson, Michod, Rogan & Siepke
                181 West Madison St.
                Chicago, Illinois 60602
                Attention:  Charles L. Michod, Jr.
                Facsimile:  (312) 236-6706

or to such other address or to the attention of such other person as the recipient party will have specified by prior written notice to the sending party.

     6. ARBITRATION.

     (a) Any controversy, claim or dispute between the parties directly or indirectly concerning this Agreement or the breach hereof or the subject matter hereof, including questions concerning the scope and applicability of this Clause (i), shall be finally settled by arbitration before one arbitrator held in Chicago, Illinois, in accordance with the rules of commercial arbitration then followed by the American Arbitration Association or any successor to the functions thereof. The arbitrator shall have the right and authority to determine how his or her decision or determination as to each issue or matter in dispute may be implemented or enforced. Any decision or award of the arbitrator shall be final and conclusive on the parties to this Agreement, and there shall be no appeal therefrom other than for gross negligence or willful misconduct on the part of the arbitrator. The prevailing party in any such dispute shall be entitled to reimbursement of reasonable attorneys' fees and disbursements from the non-prevailing party.

     (b) The parties hereto agree that an action to compel arbitration pursuant to this Agreement may be brought in any court and in connection therewith the laws of the State of Illinois shall control. Application may also be made to such court for confirmation of any decision or award of the arbitrator, for an order of enforcement and for any other remedies that may be necessary to effectuate such decision or award. The parties hereto hereby consent to the jurisdiction or the arbitrator and of such court and waive any objection to the jurisdiction of such arbitrator and court.

     (c) Notwithstanding the foregoing provisions of this Clause (i), however, nothing contained herein shall require arbitration of any issue arising under this Agreement for which injunctive relief is successfully sought by any party hereto.

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     7. MISCELLANEOUS.

     (a) GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the internal, substantive laws of the State of Illinois, without giving effect to the conflict of laws rules thereof.

     (b) AMENDMENT; WAIVER. No amendment or modification of this Agreement shall be binding unless it is in writing signed by the parties hereto. The waiver by any party to this Agreement of a breach of any provision hereof by any other party shall not be construed as a waiver of any subsequent breach by any party.

     (c) ENTIRE AGREEMENT. This Agreement represents the entire agreement between the parties with respect to the subject matter of this Agreement.

     (d) BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and, to the extent expressly provided herein, to their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.

     (e) SEVERABILITY OF PROVISIONS. If any provision of this Agreement otherwise is deemed to be invalid or unenforceable or is prohibited by the laws of the state or jurisdiction where it is to be performed, this Agreement shall be considered divisible as to such provision and such provision shall be inoperative in such state or jurisdiction and shall not be part of the consideration moving from either of the parties to the other. The remaining provisions of this Agreement shall be valid and binding and of like effect as though such provision were not included.

     (f) CAPTIONS. The captions used herein are for ease of reference only and shall not define or limit the provisions hereof.

     (g) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but of which taken together shall constitute one and the same agreement.

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     IN WITNESS WHEREOF, the parties have executed this Agreement effective as of July 29, 1999.

                                       /s/ Samuel Levin
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                                       Samuel Levin


                                       Scot Incorporated

                                       ----------------------------------------
                                       By:
                                       Title:

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